Exhibit 10

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.


                                 Amendment No. 2

                To First Amended And Restated Alliance Agreement

This Agreement is entered into effective as of the 1st day of July, 1998 by and among The Pillsbury Company having its principal offices at Pillsbury Center, 200 South Sixth Street, Minneapolis, Minnesota 55402 ("Pillsbury"), and Seneca Foods Corporation having its principal offices at 1162 Pittsford-Victor Road, Pittsford, New York 14534 ("Seneca").

                               W I T N E S S E T H

WHEREAS, Pillsbury and Seneca are parties to a First Amended and Restated Alliance Agreement entered into December 8, 1994 as amended on February 10, 1995 (The "Agreement"), and

WHEREAS, to improve the overall working arrangement between the parties for the remainder of the term of the Agreement, the parties agree to make the following changes to the Agreement for their mutual benefit:

1. The seventh Whereas clause is amended in its entirety to read as follows:

                  "WHEREAS, following such sale, Seneca intends to provide Pillsbury with such long-term, strategic alliance supply from Seneca Plants and the Sold Plants under this Agreement. As identified on Exhibit A hereto, the Seneca Plants and the Sold Plants located in the Midwest and Northwest and two plants located in the state of New York are collectively referred to herein as the "Central Division Plants," the Seneca Plants located in the Northeast (other than the two New York plants referred to above) which will be producing Products under the terms of this Agreement, if any, are collectively referred to herein as the "Eastern Division Plants", and the Central Division Plants and the Eastern Division Plants are collectively referred to herein as the Alliance Plants";

2. The following definitions are hereby amended and replaced in their entirely:

         "Agreement" means this Alliance Agreement as amended from time to time.

         "Central Division Plants" means, collectively, the Seneca Plants and the Sold Plants located in the Midwest, Northwest and in the state of New York which are identified on Exhibit A hereto.

         "Continuous Improvement Program Team" means a team of employees of Seneca and, initially, Pillsbury who are charged with developing and implementing cost reduction projects at the Central Division Plants under this Alliance Agreement.

         "Cost Reduction Project" means a cost saving initiative proposed or implemented by the Continuous Improvement Program Team.

         "Eastern Division Plants" means, collectively, the Seneca Plants located in the Northeast, if any, which will be producing Products under the terms of this Agreement.

         "Seneca" means Seneca Foods Corporation, a New York corporation.

3. The following sentences are added at the end of Section 3.2 (Central Division Transfer Prices):

         "The parties may agree from time to time in writing without further need to amend this Agreement to add additional plants to the Central Division Plants, either for a given Product or Fiscal Year. In the event such plants are added, they will be accounted for based upon the percentage of the plant's production which is sold to Pillsbury."

4. Section 3.3 of the Agreement titled Eastern Division Transfer Prices in hereby amended in its entirety as follows:

         3.3 Eastern Division Transfer Prices. The price charged by Seneca to Pillsbury for all Acceptable Cases of Products (identified by SKU) produced at any Eastern Division Plant, if any, shall be calculated by adding * per Equivalent Case to the Transfer Prices for such Products then in effect. In addition, to the extent can supplies are manufactured, or purchased by Seneca especially for use, in the Eastern Division, Seneca shall include in its invoice to Pillsbury the ED Can Differential.

5. A New Subsection 3.6(g) is added as follows:

         3.6  Payment Terms.

         (g) Management Fee Calculations. For purposes of calculating the Management Fee only, the Plants located in Marion, New York and Geneva, New York, as well as any Plants temporarily added pursuant to Section 3.2 shall not be treated as Central Division Plants.

6. A New Section is added as follows:

         7.6 For certain major capital additions and potential fixed asset write-offs (over *) at the Central Division Plants, Pillsbury and Seneca agree to review such projects on a stand-alone basis and ascertain the most equitable approach to funding such projects.

* Confidential Information Has Been Omitted Pursuant to a Request for Confidential Treatment and the Omitted Information Has been Separately Filed With the Securities and Exchange Commission.

7. ARTICLE VIII titled "COST REDUCTIONS" shall be replaced in its entirety with the following:

         8.1 Cost Reduction Incentives. Seneca and Pillsbury agree to share equally in any savings derived during the first year of the Cost Reduction Project from a Cost Reduction Project that is proposed by the Continuous Improvement Program Team and approved by the ARB or their designees. The Continuous Improvement Program Team will initially be headed by a Pillsbury employee and supported by Seneca employees to develop, implement and track specific Cost Reduction Projects. It is the intent of the Parties that Seneca will internalize the function of the Continuous Improvement Program Team when each party mutually agrees that the program is successfully implemented. The calculations of the cost savings will be determined in accordance with the Accounting Procedures and will be payable each year to each party at the Year-End Reconciliation as described in Section 3.6. After the first year of each cost Reduction Project, all savings derived from such Cost Reduction Project will accrue to Pillsbury or Seneca based upon the percentage of products respectively purchased from the Plant in question by Pillsbury or retained by Seneca for sale to non-Pillsbury buyers, and will be built into the Standard Costs. Attached hereto as Exhibit J-1 are the Guiding Principles under which the Continuous Improvement Project Team will account for Cost Reduction Projects.

         8.2 Cost Reduction in Supply Procurement. Pillsbury shall use its good efforts to cooperate with Seneca to enable Seneca to procure supplies and raw materials in a manner which seeks to maximize Seneca's efficiency hereunder; provided that Seneca agrees that the foregoing agreement of Pillsbury shall not obligate Pillsbury to incur out-of-pocket expenses or costs.



* Confidential Information Has Been Omitted Pursuant to a Request for Confidential Treatment and the Omitted Information Has been Separately Filed With the Securities and Exchange Commission.

8. Exhibit A is amended in its entirety as follows:

                                    EXHIBIT A
                            Vegetable Division Plants

Buhl, Idaho
Blue Earth, Minnesota
Cumberland, Wisconsin
Dayton, Washington
Geneva, New York
Glencoe, Minnesota
Janesville, Wisconsin
Marion, New York
Mayville, Wisconsin
Montgomery, Minnesota
Rochester, Minnesota

9. A new Exhibit J-1 is added as follows:

                                   EXHIBIT J-1

                   Cost Improvement Process Guiding Principles

         Savings will be measured on the net savings basis, by determining gross savings less capital and one-time expenses.

         Savings must be measurable and tangible, and will include cost avoidance projects only with the specific approval of the ARB.

         Calculations of savings of Cost Reduction Projects will be benchmarked against plan standards, which will be reflective of normal crop years.

         Cost savings realized in one year will be folded into the Standard Costs for the following Fiscal Year.

         Cost improvement program will be managed in coordination with Seneca's fiscal year, that is from April 1 through March 31, including the fiscal year from April 1, 1998 through March 31, 1999.

         Cost savings will be recorded when incurred (generally during seasonal pack).

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed by their duly authorized officers or representatives.

SENECA FOODS CORPORATION                    THE PILLSBURY COMPANY



By:  /s/Kraig H. Kayser                     By:  /s/Thomas Paulson
Its:    President                           Its:    V.P. Finance

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